SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016
 iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

iRobot Corporation (the “Company”) held its annual meeting of stockholders on May 25, 2016 to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 29, 2016. The final voting results from the meeting are set forth below.

Proposal 1
Mohamad Ali and Michael Bell were elected as Class II members to the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal. Votes were as follows:
Board of Directors' Nominees

Name	For	Withheld	Broker Non-Votes
Mohamad Ali................	12,222,758	219,208	202,522
Michael Bell.................	12,294,192	147,774	202,522

Red Mountain Partners, L.P.'s Nominees

Name	For	Withheld	Broker Non-Votes
Willem Mesdag.............	7,712,866	136,905	202,522
Lawrence S. Peiros........	7,713,541	136,230	202,522

Proposal 2
The appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2016 fiscal year was ratified. Votes were as follows:

For	Against	Abstentions
20,153,479	193,981	146,799

Proposal 3
The amendments to the Company’s amended and restated certificate of incorporation to eliminate supermajority voting standards were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstentions	Broker Non-Votes
19,761,152	326,257	204,328	202,522

Proposal 4
The amendments to the Company’s amended and restated certificate of incorporation to declassify the Board of Directors were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstentions	Broker Non-Votes
19,752,012	318,969	220,756	202,522

Proposal 5
The non-binding, advisory proposal to approve the compensation of our named executive officers was approved. Votes were as follows:

For	Against	Abstentions	Broker Non-Votes
16,742,325	3,166,064	383,348	202,522

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

June 1, 2016	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary